AGREEMENT AND PLAN OF REORGANIZATION
          FOR THE ACQUISITION OF ALL OF THE OUTSTANDING
                    SHARES OF COMMON STOCK OF
             ENVIRONMENTAL SYSTEMS & SOLUTIONS, INC.
                BY CHEROKEE MINERALS AND OIL, INC.

     THIS AGREEMENT AND PLAN OF REORGANIZATION, is executed this 12th day of November, 1998, by and among shareholders of ENVIRONMENTAL SYSTEMS & SOLUTIONS, INC., whose names are listed in Exhibit "A," a copy of which is attached hereto and incorporated herein by this reference (the "Shareholders"), ENVIRONMENTAL SYSTEMS & SOLUTIONS, INC. ("ESSI"), a Nevada corporation, and CHEROKEE MINERALS AND OIL, INC. ("CHEROKEE"), a Nevada corporation.

RECITALS:

     A. Whereas, the Shareholders together own, beneficially and of record, all of the issued and outstanding shares of the common stock of ESSI (hereinafter the shares of common stock are referred to as the "Exchanged Shares") as set forth in Exhibit "A," a copy of which is attached hereto and incorporated herein by this reference; and

          B. Whereas, CHEROKEE desires to purchase from each of the Shareholders all of the outstanding Exchanged Shares owned by them in exchange for an aggregate of twenty-two million eighty thousand (22,080,000) restricted shares (the "Cherokee Shares") of the common stock of CHEROKEE, and each of the Shareholders desires to exchange their Exchanged Shares for the Cherokee Shares, the number of the Exchanged Shares being surrendered and the number of Cherokee Shares being received by each of the Shareholders is as set forth in Exhibit "A" hereto; and

     C. Whereas, CHEROKEE, acting through JOE K. JOHNSON ("IOHNSON"), its President and Chief Executive Officer, and CULLEY W. DAVIS ("DAVIS"), President and Chief Executive Officer of ESSI, have heretofore entered into a letter of intent as set forth in a letter dated October 16, 1998, a copy of which is attached hereto as Exhibit "B" (the "Letter Agreement"), providing for the acquisition by CHEROKEE from each of the Shareholders of all of the Exchanged Shares in exchange for the Cherokee Shares and on certain additional terms and conditions specified therein; and

          D. Whereas, the parties hereto desire to set forth the definitive terms and conditions upon which each of the Shareholders shall sell to CHEROKEE, and CHEROKEE shall purchase from each of the Shareholders, all of the Stock of ESSI owned by each of them, as contemplated by and in furtherance of the Letter Agreement; and

     E. Whereas, it is intended that ESSI, CHEROKEE, and their respective shareholders will recognize no gain or loss for U.S. Federal income tax purposes under Section 368 (a)(1)(B) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations promulgated thereunder as a result of the Reorganization;

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual representations, warranties, covenants and agreements contained herein, and in accordance with the applicable provisions of Nevada corporate law, the parties hereto covenant and agree as follows:

                            ARTICLE I
                        THE REORGANIZATION

     1.1 The Reorganization. As of the Closing (as defined in Section 1.2 below) of this Agreement, the Shareholders shall surrender all of their Exchanged Shares in exchange for the Cherokee Shares in the amounts set forth opposite the respective names of the Shareholders in Exhibit "A." The transactions contemplated hereby are intended to qualify as a tax-free reorganization under the Code and the parties hereto agree to report them as such.

     1.2 Closing. The closing of the Reorganization (the "Closing") shall take place (i) at the offices of ESSI, 12226 East 1000 East, Suite 10, Draper, Utah 84020 at 10:00 a.m., local time, on December 4, 1998; or (ii) at such other time and place and on such other date as ESSI and CHEROKEE agree (the "Closing Date"). The Closing Date shall be the effective date of the Reorganization. If the Closing fails to occur by December 31, 1998, or by such later date to which the Closing may be extended as provided hereinabove, this Agreement shall automatically terminate, all parties shall pay their own expenses incurred in connection herewith, and neither CHEROKEE, ESSI, nor any of the Shareholders shall have any further obligations hereunder. The Closing shall be contingent upon the agreement of Shareholders holding a minimum of 80% of the outstanding Exchange Shares. At such time as Shareholders holding a minimum of 80% of the Exchanged Shares have entered into this Agreement, the parties shall proceed with the Closing.

     1.3 Taking of Necessary Actions. DAVIS, acting as the representative of the Shareholders (the "Representative") ESSI, and CHEROKEE shall each take all such actions at the Closing as may be reasonably necessary or appropriate in order to effectuate the transactions contemplated hereby and to make the Reorganization effective as of the Effective Date. If at any time after the Effective Date any further action is necessary or desirable to carry out the purposes of this Agreement and to vest CHEROKEE with full title to all of the Exchanged Shares, the Representative, on behalf of the Shareholders, and the officers and directors of ESSI and CHEROKEE, at the expense of the CHEROKEE, shall take all such necessary or appropriate action. To effect the intents and purposes of this Agreement, the following actions shall be taken at the Closing, shall be deemed to occur simultaneously, and the accomplishment of which actions by the parties whose duty it is to perform such actions is duly acknowledged by the execution of this Agreement by the parties hereto:

          1.3.1 Election of Directors. At the Closing, CHEROKEE shall deliver to the Representative letters of resignation of the incumbent directors of CHEROKKE and a Certificate of Secretary of CHEROKEE evidencing the adoption by the Board of Directors of CHEROKEE of resolutions electing and appointing (i) DAVIS, RONALD L. LaFORD, MARK S. BREWER, JOHN W. NAGEL, and BRUCE H. HAGLUND as the members of the Board of Directors of CHEROKEE, and
(ii) DAVIS as Chairman of the Board and Chief Executive Officer, RONALD L. LaFORD as President and Chief Operating Officer, MARK S. BREWER as Vice President, JOHN W. NAGEL as Chief Financial Officer, and BRUCE H. HAGLUND as Secretary of CHEROKEE.

          1.3.2 Shareholder Approvals. At the Closing, the Representative shall deliver a Certificate of Secretary evidencing the authorization of the execution, delivery, and performance of this Agreement by the Shareholders.

          1.3.3 Delivery of Exchanged Shares to CHEROKEE; Delivery of the Cherokee Shares to the Common Shareholders. At the Closing, in consideration of the tender by the Shareholders of their Exchanged Shares, CHEROKEE shall deliver the Cherokee Shares to the Representative, on behalf of the Shareholders.

          1.3.4 Assumption of Obligations to Issue Shares. At the Closing, CHEROKEE will assume the obligations of ESSI with respect to the contingent issuance of shares pursuant to ESSI's stock option plan and commitments to issue shares as set forth in Exhibit "C," a copy of which is attached hereto and incorporated herein by this reference.

          1.3.5 Amended Articles of Incorporation. ESSI agrees to permit CHEROKEE to file a fictitious name statement to allow CHEROKEE to do business as "Hydro-Maid International, Inc." As soon as practicable after the Closing, CHEROKEE shall deliver a certified copy of the Amended Articles of Incorporation of CHEROKEE evidencing the change of CHEROKEE's name to "Hydro-Maid International, Inc."

          1.3.6 Legal Opinions. At the Closing, Counsel to CHEROKEE shall deliver to the Representative an opinion of counsel addressed to the Shareholders in the form reasonably satisfactory to counsel for ESSI. At the Closing, counsel to ESSI shall deliver to the Representative an opinion of counsel addressed to CHEROKEE in the form reasonably satisfactory to counsel for CHEROKEE.

                            ARTICLE II
                        EXCHANGE OF SHARES

     2.1 Exchange of Shares. Subject to the terms and conditions of this Agreement, on the Closing Date, by virtue of the Reorganization and without any further action on the part of the Shareholders, ESSI, or CHEROKEE, all of the Exchanged Shares shall be exchanged for the Cherokee Shares in the amounts to the Shareholders as set forth in Exhibit "A." Each share of the Cherokee Shares shall be validly issued, fully paid, and nonassessable shares of the Common Stock of CHEROKEE as of the Closing Date.

     2.2 Exchange of Certificates. At the Closing, CHEROKEE shall present and deliver to the Representative the stock certificates representing all of the Cherokee Shares. Upon delivery thereof, the Representative shall present and deliver to CHEROKEE all of the certificates representing the Exchanged Shares, or lost certificate affidavits in form acceptable to CHEROKEE.

     2.3 Further Rights. From and after the Closing Date, holders of certificates formerly evidencing the Exchanged Shares shall cease to have any rights as shareholders of ESSI, except as provided herein or by law. Those persons identified in Exhibit "C" shall have the right to the number of shares of CHEROKEE as set forth in Exhibit "C."

                           ARTICLE III
                  REPRESENTATIONS AND WARRANTIES
                             OF ESSI

     Except as set forth in the Schedule of Exceptions attached hereto and incorporated herein by reference as Exhibit "D," ESSI represents and warrants to, and covenants with, CHEROKEE, as of the date hereof and as of the Closing Date, as follows:

          3.1 Organization and Corporate Power. ESSI is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, and is duly qualified and in good standing to do business as a foreign corporation in each jurisdiction in which such qualification is required and where the failure to be so qualified would have a materially adverse effect upon ESSI. ESSI has all requisite corporate power and authority to conduct its business as now being conducted and to own and lease the properties which it now owns and leases. True and correct copies of the Articles of Incorporation as amended to the Closing Date, certified by the Secretary of State of Nevada, the Bylaws of ESSI as amended to the Closing Date, the resolutions of ESSI's directors authorizing the execution, delivery, and performance of this Agreement, the approval by the Shareholders will be delivered to CHEROKEE at the Closing, all certified by the President and the Secretary of ESSI.

     3.2 Authorization. ESSI has full corporate power, legal capacity, and authority to enter into this Agreement, to execute all attendant documents and instruments contemplated hereby, and to perform all of its obligations hereunder. This Agreement, and each and every other agreement, document and instrument to be executed by ESSI in connection herewith, has been effectively authorized by all necessary action on the part of ESSI, including without limitation the approvals of ESSI's Board of Directors (subject to approval of the Shareholders), which authorizations remain in full force and effect, have been duly executed and delivered by ESSI. No other authorizations or proceedings on the part of ESSI, other than approval of the Shareholders, are required to authorize this Agreement and/or the transactions contemplated hereby. This Agreement, when approved by the Shareholders, will constitute the legal, valid and binding obligation of ESSI and each of the Shareholders and will be enforceable against each of them in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, priority or other laws or court decisions relating to or affecting generally the enforcement of creditors' rights or affecting generally the availability of equitable remedies.

     3.3. No Conflicts; No Consents. Neither the execution and delivery of this Agreement, nor the consummation by ESSI or the Shareholders of any of the transactions contemplated hereby, or compliance with any of the provisions hereof, will (i) conflict with or result in a material breach of, violation of, or default under, any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, license, lease, credit agreement or other agreement, document, instrument, permit, authorization, or obligation (including, without limitation, any of its charter documents) to which ESSI is a party or by which it or any of its assets or properties may be bound, or
(ii) violate any judgment, order, injunction, decree, statute, rule or regulation applicable to ESSI or its assets or properties, the violation of which would have a material adverse effect upon the business, properties, or assets, or in the condition (financial or otherwise) of ESSI. No authorization, consent or approval of any public body or authority was or is necessary for the consummation by ESSI or the Shareholders of the transactions contemplated by this Agreement.

          3.4 Capitalization. The authorized capital stock of ESSI consists of ten million (10,000,000) shares of common stock, par value $.01. As of the date hereof, there are five million five hundred thousand (5,500,000) shares of common stock issued and outstanding. Other than as set forth in Exhibit "D," there are no outstanding contracts or other rights to subscribe for or purchase, or contracts or obligations to issue or grant any rights to acquire any equity security of ESSI. ESSI does not have any contracts or obligations to redeem, repurchase, or otherwise reacquire any equity security of ESSI. All of the Exchanged Shares are duly authorized, validly issued and outstanding, fully paid, and nonassessable and have been issued in conformity with all applicable laws.

     3.5 No Pending Material Litigation or Proceedings. There are no actions, suits or proceedings pending or, to the best knowledge of ESSI, threatened against or affecting ESSI affecting the Shareholders' rights in the Exchanged Shares (including actions, suits or proceedings where liabilities may be adequately covered by insurance) at law or in equity or before or by any Federal, state, municipal or other governmental department, commission, court, board, bureau, agency or instrumentality, domestic or foreign, or affecting any of the officers, directors of ESSI or the Shareholders in connection with the business, operations or affairs of either of them, which might reasonably be expected to result in any material adverse change in the business, properties or assets, or in the condition (financial or otherwise) of ESSI, or which question or challenge the Reorganization.

     3.6 Financial Statements; Absence of Undisclosed Liabilities and Certain Developments. At the Closing, the Company will deliver to CHEROKEE financial statements of ESSI for the nine months ended September 30, 1998 (unaudited) and for the years ended December 31, 1997 (unaudited) and 1996 (unaudited), consisting of ESSI's balance sheets as of such date (the "Balance Sheets"), the related statements of profit or loss for the periods then ended, and the respective notes thereto. Such financial statements (and the notes related thereto) are herein sometimes collectively referred to as the "ESSI Financial Statements." At the Closing, ESSI shall deliver an Officer's Certificate certifying that the ESSI Financial Statements (i) have been derived from the books and records of ESSI, which books and records fairly and accurately reflect, the assets and liabilities of ESSI, (ii) fairly present the financial condition of ESSI on the date of such statements and the results of its operations for the periods indicated, except as may be disclosed in the notes thereto, and (iii) have been prepared in all material respects in accordance with generally accepted accounting principles consistently applied throughout the periods involved.

     3.7 Applicable Permits; Compliance with Laws. ESSI (i) holds all licenses, franchises, permits, and authorizations necessary for the lawful conduct of its business as presently conducted and which the failure to so hold would have a material adverse effect upon the business, properties, or assets, or the condition (financial or otherwise) of ESSI, and (ii) has complied in all material respects with all applicable statutes, laws, ordinances, rules, and regulations of all governmental bodies, agencies and subdivisions having, asserting or claiming jurisdiction over it, which the failure to comply with would have a material adverse effect upon the business, properties, or assets, or the condition (financial or otherwise) of ESSI.


     3.8 Disclosure. Neither this Agreement, nor any certificate, exhibit, or other written document or statement, furnished to CHEROKEE by or on behalf of ESSI or, to its knowledge, the Shareholders in connection with the transactions contemplated by this Agreement contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to be stated in order to make the statements contained herein or therein, when taken as a whole, not misleading. Neither ESSI nor, to its knowledge, any of the Shareholders has any knowledge of any fact which has not been disclosed in writing to CHEROKEE which may reasonably be expected to materially and adversely affect the business, properties, or assets, or the condition (financial or otherwise) of ESSI or title of the Shareholders to the Exchanged Shares or their ability to perform all of the obligations to be performed by them under this Agreement and/or any other agreement between ESSI, the Shareholders, and CHEROKEE to be entered into pursuant to any provision of this Agreement.

     3.9 Ownership of ESSI. ESSI issued each Shareholder that number of Shares set forth opposite the Shareholder's respective name on Exhibit "A," which shares together constitute all of the issued and outstanding shares of common stock of ESSI. The Shares are duly authorized, validly issued and outstanding, fully paid and nonassessable and were issued by ESSI in conformity with all applicable laws.

     3.10 Subsidiaries. ESSI has no subsidiaries and no investments, directly or indirectly, or other financial interest in any other corporation or business organization, joint venture or partnership of any kind whatsoever except as reflected in the ESSI Financial Statements.

     3.11 Real Property.   All leases of real property to which ESSI is a
party and which are material to the business of ESSI are fully effective in accordance with their respective terms and afford ESSI peaceful and undisturbed possession of the subject matter of the lease, and there exists no default on the part of ESSI or termination thereof. The building and all fixtures and improvements located on such real property are in good operating condition, ordinary wear and tear excepted. To the best of its knowledge, ESSI is not in violation of any zoning, building or safety ordinance, regulation or requirement, or other law or regulation applicable to the operation of owned or leased properties, and ESSI has not received any notice of violation with which its has not complied.

     3.12 Tangible Personal Property. ESSI has good and marketable title to, or in the case of leased equipment a valid leasehold interest in, and is in possession of, all such items of personal property owned or leased by it, free and clear of all title defects, mortgages, pledges, security interests conditional sales agreements, liens, restrictions or encumbrances, the presence of which would result in a material adverse change in the business, properties, or assets, or the condition (financial or otherwise) of ESSI. All leases of tangible personal property to which ESSI is a party and which are material to the business of ESSI are fully effective in accordance with their respective terms, and there exists no default on the part of ESSI or termination thereof, the presence of which would result in a material adverse change in the business, properties, or assets, or the condition (financial or otherwise) of ESSI. Each item of capital equipment which is used in the current conduct of ESSI's business is in good operating and usable condition and repair, ordinary wear and tear excepted, and is and will be suitable for use in the ordinary course of ESSI's business and fit for its intended purposes.

     3.13 Tax Matters. ESSI has, since its inception, duly filed all Federal, state, municipal, local, and other tax returns required to have been filed by it in those jurisdictions where the nature or conduct of its business requires such filing and where the failure to so file would be materially adverse to ESSI. Copies of all such tax returns have been made available for inspection by CHEROKEE prior to the execution hereof. All Federal, state, municipal, local, and other taxes, including but not limited to those taxes due with respect to ESSI's properties, income, gross receipts, excise, occupation, franchise, permit, licenses, sales, payroll, and inventory due and payable as of the date of the Closing by ESSI have been paid or will be paid prior to the time they become delinquent.

     3.14 Inventory. ESSI has good and marketable title to all of its inventories of raw materials, work-in-process, and finished goods, including models and samples, free and clear of all security interests, liens, claims and encumbrances, the presence of which would result in a material adverse change in the business, properties, or assets, or the condition (financial or otherwise) of ESSI.

     3.15 Contracts and Commitments. ESSI has no contract, agreement, obligation or commitment, written or oral, expressed or implied, which involves a commitment or liability of ESSI in excess of one hundred thousand dollars ($100,000) (other than obligations which are included in accounts payable), and no union contracts, employee or consulting contracts, financing agreements, debtor or creditor arrangements, licenses, franchise, manufacturing, distributorship or dealership agreements, leases, or bonus, health or stock option plans, except as described in Exhibits "C" and "D."

     3.17 Proprietary Information. Except as disclosed in Exhibit "E," ESSI does not have any patents, applications for patents, trademarks, applications for trademarks, trade names, licenses or service marks relating to the business of ESSI, nor does any present or former shareholder, officer, director or employee of ESSI own any patent rights relating to any products manufactured, rented or sold by ESSI. ESSI has the unrestricted right to use, free and clear of any claims or rights of others, all trade secrets, customer lists, and manufacturing and secret processes reasonably necessary to the manufacture and marketing of all products made or proposed to be made by ESSI, except for any rights the presence of which would not result in a material adverse change in the business, properties, or assets, or the condition (financial or otherwise) of ESSI, and the continued use thereof by CHEROKEE following the Closing will not conflict with, infringe upon, or otherwise violate any rights of others. ESSI has not used and is not making use of any confidential information or trade secrets of any present or past employee of ESSI.

     3.18 Insurance. ESSI maintains insurance with reputable insurance companies on such of its equipment, tools, machinery, inventory, and properties as are usually insured by companies similarly situated and to the extent customarily insured, and maintains products and personal liability insurance, and such other insurance against hazards, risks and liability to persons and property as is customary for companies similarly situated. All such insurance policies currently are in full force and effect.

     3.19 Arrangements with Employees; Labor Relations. No stockholder, director, officer or employee of ESSI is presently a party to any transaction with ESSI, including without limitation any contract, loan or other agreement or arrangement providing for the furnishing of services by, the rental of real or personal property from or to, or otherwise requiring loans or payments to, any such stockholder, director, officer or employee, or to any member of the family of any of the foregoing, or to any corporation, partnership, trust or other entity in which any stockholder, director, officer or employee or any member of the family of any of them has a substantial interest or is an officer, director, trustee, partner or employee. There are no bonus, pension, profit sharing, commission, deferred compensation or other plans or arrangements in effect as of the date of this Agreement, except as set forth in Exhibit "D." ESSI has no obligations under any collective bargaining agreement or other contract with a labor union, under any employment contract or consulting agreement, or under any executive's compensation plan, agreement or arrangement, nor is any union, labor organization or group of employees of ESSI presently seeking the right to enter into collective bargaining with ESSI on behalf of any of its employees.

     3.20 Bank Accounts. All bank and savings accounts, and other accounts at similar financial institutions, of ESSI existing at date of Closing are listed on Exhibit "F." Exhibit "F" contains a list of the name of each person or entity authorized to sign on the bank accounts, borrow money, or incur or guarantee indebtedness on behalf of ESSI.

     3.21 Powers of Attorney. No valid powers of attorney from ESSI to any person or entity exist as of the date of this Agreement, except with respect to powers of attorney granted to the Representative by the Shareholders to facilitate the Closing.

     3.22 Absence of Questionable Payments. To the best of its knowledge, neither ESSI nor any shareholder, director, officer, agent, employee, consultant or other person associated with or acting on behalf of any of them, has (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any direct or indirect unlawful payments to governmental officials or others from corporate funds, engaged in any payments or activity which would be deemed a violation of the Foreign Corrupt Practices Act or rules or regulations promulgated thereunder, or (iii) established or maintained any unlawful or unrecorded accounts.

     3.23 Relationships with Customers and Suppliers. No present substantial customer or substantial supplier to ESSI has indicated an intention to terminate or materially and adversely alter its existing business relationship therewith, ESSI has no reason to believe that any of the present customers of or substantial suppliers to ESSI intends to do so.

(The remainder of this page is intentionally blank.)

                            ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES
                           OF CHEROKEE

     Except as set forth in the Schedule of Exceptions attached hereto and incorporated herein by this reference as Exhibit "G," CHEROKEE hereby represents and warrants to, and covenants with, each of the Shareholders and ESSI as follows:

          4.1 Organization and Corporate Power. CHEROKEE is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, and is duly qualified and in good standing to do business as a foreign corporation in each jurisdiction in which such qualification is required and where the failure to be so qualified would have a materially adverse effect upon CHEROKEE. CHEROKEE has all requisite corporate power and authority to conduct its business as now being conducted and to own and lease the properties which it now owns and leases. The Articles of Incorporation as amended to date, certified by the Secretary of State of Nevada, the Bylaws of CHEROKEE as amended to date, and the resolutions of CHEROKEE's shareholders and directors authorizing the execution, delivery, and performance of this Agreement, all certified by the President and the Secretary of CHEROKEE, which have previously been provided to ESSI by CHEROKEE, are true and complete copies thereof as currently in effect.

          4.2 Authorization. CHEROKEE has full corporate power, legal capacity and corporate authority to enter into this Agreement, to execute all attendant documents and instruments contemplated hereby, to enter into this Reorganization, and to perform all of its obligations hereunder. This Agreement, and each and every other agreement, document and instrument to be executed by CHEROKEE in connection herewith, has been effectively authorized by all necessary action on the part of CHEROKEE, including without limitation the approvals of CHEROKEE's Board of Directors and its shareholders, which authorizations remain in full force and effect, have been duly executed and delivered by CHEROKEE, and no other authorizations or proceedings on the part of CHEROKEE, or otherwise, are required to authorize this Agreement and/or the transactions contemplated hereby. This Agreement constitutes the legal, valid, and binding obligation of CHEROKEE and is enforceable against CHEROKEE in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, priority or other laws or court decisions relating to or affecting generally the enforcement of creditors' rights or affecting generally the availability of equitable remedies.

     4.3. No Conflicts; No Consents. Neither the execution and delivery of this Agreement, nor the consummation by CHEROKEE of any of the transactions contemplated hereby, or compliance with any of the provisions hereof, will (i) conflict with or result in a material breach of, violation of, or default under, any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, license, lease, credit agreement or other agreement, document, instrument or obligation (including, without limitation, any of its charter documents) to which CHEROKEE is a party or by which it or any of its assets or properties may be bound, or (ii) violate any judgment, order, injunction, decree, statute, rule or regulation applicable to CHEROKEE or its assets or properties, the violation of which would have a material adverse effect upon the business, properties, or assets, or in the condition (financial or otherwise) of CHEROKEE. No authorization, consent or approval of any public body or authority was or is necessary for the consummation by CHEROKEE of the transactions contemplated by this Agreement.

     4.4 Capitalization. The authorized capital stock of CHEROKEE consists of thirty million (30,000,000) shares of common stock, par value one hundredth of one cent ($.001). As of the Closing Date, there will be one million nine hundred twenty thousand (1,920,000) shares of common stock issued and outstanding. All of the shares of common stock issued and outstanding are validly issued, fully paid, and nonassessable. There are no outstanding contracts or other rights to subscribe for or purchase, or contracts or obligations to issue or grant any rights to acquire any equity security of CHEROKEE. CHEROKEE does not have any contracts or obligations to redeem, repurchase or otherwise reacquire any equity security of CHEROKEE. All of the Cherokee Shares, when issued to the Shareholders, will be duly authorized, validly issued and outstanding, fully paid and nonassessable and were issued in conformity with all applicable laws.

     4.5 Financial Statements of CHEROKEE; Absence of Undisclosed Liabilities; No Adverse Changes. Attached hereto as Exhibit "H" are the audited financial statements of CHEROKEE for the years ended December 31, 1997, and 1996, and the unaudited financial statements for the quarters ended March 31, 1998, June 30, 1998, and September 30, 1998, consisting of CHEROKEE's balance sheets as of such date (the "Balance Sheets"), the related statements of profit or loss for the periods then ended, and the respective notes thereto. Such financial statements (and the notes related thereto) are herein sometimes collectively referred to as the "CHEROKEE Financial
Statements."   The CHEROKEE Financial Statements (i) are derived from the books and records of CHEROKEE, which books and records have been consistently maintained in a manner which reflects, and such books and records do fairly and accurately reflect, the assets and liabilities of CHEROKEE, (ii) fairly and accurately present the financial condition of CHEROKEE on the date of such statements and the results of its operations for the periods indicated, except as may be disclosed in the notes thereto, and (iii) have been prepared in all material respects in accordance with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise disclosed in the notes thereto). Except as and to the extent reflected or reserved against in the Balance Sheets, and as to matters arising in the ordinary course of its business since the respective dates of the Balance Sheets, CHEROKEE has no liability or obligation (whether accrued, to become due, contingent or otherwise) which individually or in the aggregate could have a materially adverse effect on the business, assets, condition (financial or otherwise) or prospects of CHEROKEE. Except as set forth in Exhibit "G," since the dates of the respective Balance Sheets, there has been (a) no declaration, setting aside or payment of any dividend or other distribution with respect to the common stock of CHEROKEE or redemption, purchase or other acquisition of any of the common stock of CHEROKEE or any split-up or other recapitalization relative to any of the common stock of CHEROKEE or any action authorizing or obligating CHEROKEE to do any of the foregoing, (b) no loss, destruction or damage to any material property or asset of CHEROKEE, whether or not insured, (c) no acquisition or disposition of assets (or any contract or arrangement therefor), or any other transaction by CHEROKEE otherwise than for fair value and in the ordinary course of business, (d) no discharge or satisfaction by CHEROKEE of any lien or encumbrance or payment of any obligation or liability (absolute or contingent) other than current liabilities shown on the Balance Sheets, or current liabilities incurred since the date thereof in the ordinary course of business, (e) no sale, assignment or transfer by CHEROKEE of any of its tangible or intangible assets except in the ordinary course of business, cancellation by CHEROKEE of any debts, claims or obligations, or mortgage, pledge, subjection of any assets to any lien, charge, security interest or other encumbrance, or waiver by CHEROKEE of any rights of value which, in any such case, is material to the business of CHEROKEE, (f) no payment of any material bonus to or material change in the compensation of any director, officer or employee, whether directly or by means of any bonus, pension plan, contract or commitment, (g) no write-off or material reduction in the carrying value of any asset which is material to the business of CHEROKEE, (h) no disposition or lapse of rights as to any intangible property which is material to the business of CHEROKEE, (i) except for ordinary travel advances, no loans or extensions of credit to shareholders, officers, directors or employees of CHEROKEE, (j) no agreement to do any of the things described in this Section 4.5, and (k) no material adverse change in the condition (financial or otherwise) of CHEROKEE or in its assets, liabilities, properties, business, or prospects.

     4.6 Tax Matters. CHEROKEE has, since its inception, accurately prepared and duly filed all Federal, state, county and local tax returns required to have been filed by it in those jurisdictions where the nature or conduct of its business requires such filing and where the failure to so file would be materially adverse to CHEROKEE. Copies of all such tax returns have been made available for inspection by ESSI and the Shareholders prior to the execution hereof. All Federal, state, county and local taxes, including but not limited to those taxes due with respect to CHEROKEE's properties, income, gross receipts, excise, occupation, franchise, permit, licenses, sales, payroll, and inventory due and payable as of the date of the Closing by CHEROKEE have been paid or will be paid prior to the time they become delinquent. The amount reflected in the Balance Sheets of CHEROKEE as liabilities or reserves for taxes which are due but not yet payable is sufficient for the payment of all accrued and unpaid taxes of the types referred to hereinabove.

     4.7 No Pending Material Litigation or Proceedings. There are no actions, suits or proceedings pending or, to the best knowledge of CHEROKEE, threatened against or affecting CHEROKEE (including actions, suits or proceedings where liabilities may be adequately covered by insurance) at law or in equity or before or by any Federal, state, municipal or other governmental department, commission, court, board, bureau, agency or instrumentality, domestic or foreign, or affecting any of the shareholders, officers or directors of CHEROKEE in connection with the business, operations or affairs of CHEROKEE, which might result in any material adverse change in the business, properties or assets, or in the condition (financial or otherwise) of CHEROKEE, or which question or challenge the Reorganization. CHEROKEE is not subject to any voluntary or involuntary proceeding under applicable bankruptcy laws and has not made an assignment for the benefit of creditors.

     4.8 Compliance with Laws. CHEROKEE (i) holds all licenses, franchises, permits and authorizations necessary for the lawful conduct of its business as presently conducted and which the failure to so hold would have a material adverse effect upon the business, properties, or assets, or the condition (financial or otherwise) of CHEROKEE, and (ii) has complied with all applicable statutes, laws, ordinances, rules and regulations of all governmental bodies, agencies and subdivisions having, asserting or claiming jurisdiction over it, which the failure to comply with would have a material adverse effect upon the business, properties, or assets, or the condition (financial or otherwise) of CHEROKEE.

     4.9 Disclosure. Neither this Agreement, nor any certificate, exhibit, or other written document or statement, furnished to ESSI or the Shareholders by or on behalf of CHEROKEE in connection with the transactions contemplated by this Agreement contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to be stated in order to make the statements contained herein or therein, when taken as a whole, not misleading. CHEROKEE has no knowledge of any fact which has not been disclosed in writing to ESSI or the Shareholders which may reasonably be expected to materially and adversely affect the business, properties, operations, and/or prospects of CHEROKEE or the ability of CHEROKEE to perform all of the obligations to be performed by CHEROKEE under this Agreement and/or any other agreement between ESSI and CHEROKEE to be entered into pursuant to any provision of this Agreement.

     4.10 Subsidiaries. CHEROKEE has no subsidiaries and no investments, directly or indirectly, or other financial interest in any other corporation or business organization, joint venture or partnership of any kind whatsoever except as reflected in the CHEROKEE Financial Statements.

     4.11 Offering. Subject to the accuracy of the Shareholders representations in Section 5.4 hereof, the offer, sale, and issuance of the Cherokee Shares to be issued in conformity with the terms of this Agreement and the transactions contemplated hereby, constitute transactions exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended, and from all applicable state registration or qualification requirements.

     4.12 Applicable Permits; Compliance with Laws. CHEROKEE (i) holds all licenses, franchises, permits, and authorizations necessary for the lawful conduct of its business as presently conducted and which the failure to so hold would have a material adverse effect upon the business, properties, or assets, or the condition (financial or otherwise) of CHEROKEE, and (ii) has complied with all applicable statutes, laws, ordinances, rules, and regulations of all governmental bodies, agencies and subdivisions having, asserting or claiming jurisdiction over it, which the failure to comply with would have a material adverse effect upon the business, properties, or assets, or the condition (financial or otherwise) of CHEROKEE.

     4.13 Real Property. No real property is owned by, leased to, occupied or subleased by CHEROKEE.

     4.14 Tangible Personal Property. CHEROKEE owns no tangible personal property.

     4.15 Accounts Receivable.  CHEROKEE has no accounts receivable.

     4.16 Inventory.   CHEROKEE has no inventory.

     4.17 Contracts and Commitments. CHEROKEE has no contract, agreement, obligation or commitment, written or oral, expressed or implied, which involves a commitment or liability of CHEROKEE in excess of one thousand ($1,000), and no union contracts, employee or consulting contracts, financing agreements, debtor or creditor arrangements, licenses, franchise, manufacturing, distributorship or dealership agreements, leases, or bonus, health or stock option plans.

     4.18 Proprietary Information. CHEROKEE does not have any patents, applications for patents, trademarks, applications for trademarks, trade names, licenses or service marks relating to the business of CHEROKEE, nor does any present or former shareholder, officer, director or employee of CHEROKEE own any patent rights relating to any products manufactured, rented or sold by CHEROKEE.

     4.19 Insurance. CHEROKEE maintains insurance with reputable insurance companies on such of its equipment, tools, machinery, inventory, and properties as are usually insured by companies similarly situated and to the extent customarily insured, and maintains products and personal liability insurance, and such other insurance against hazards, risks and liability to persons and property as is customary for companies similarly situated.

     4.20 Bank Accounts. All bank and savings accounts, and other accounts at similar financial institutions, of CHEROKEE existing at date of Closing are listed on Exhibit "I." Exhibit "I" contains a list of the name of each person or entity authorized to sign on the bank accounts, borrow money, or incur or guarantee indebtedness on behalf of CHEROKEE.

     4.21 Powers of Attorney. No valid powers of attorney from CHEROKEE to any person or entity exist as of the date of this Agreement.

     4.22 Absence of Questionable Payments. To the best of its knowledge, neither CHEROKEE nor any shareholder, director, officer, agent, employee, consultant or other person associated with or acting on behalf of any of them, has (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any direct or indirect unlawful payments to governmental officials or others from corporate funds, engaged in any payments or activity which would be deemed a violation of the Foreign Corrupt Practices Act or rules or regulations promulgated thereunder, or (iii) established or maintained any unlawful or unrecorded accounts.

     4.23 Reporting Requirements. CHEROKEE has complied with and will maintain its compliance with all of the reporting requirements under the Act and the Securities Exchange Act of 1934, as amended.

                            ARTICLE V
                  REPRESENTATIONS AND WARRANTIES
                       OF THE SHAREHOLDERS

     Each of the Shareholders, severally and not jointly, represent and warrant to and covenant with CHEROKEE, as of the date hereof, as follows:

     5.1 Power of Attorney. The Shareholder has duly and irrevocably executed and delivered a power of attorney in the form of Exhibit "J" appointing the Representative as attorney-in-fact with full power of substitution and with full authority to take any actions as may be necessary or desirable, at the discretion of such attorneys-in-fact, to carry out the provisions of this Agreement on behalf of the Shareholders (the "Power of Attorney").

     5.2 Authority. The Shareholder has full rights, power, and authority to enter into this Agreement and the Power of Attorney; the execution, delivery, and performance of this Agreement and the Power of Attorney by the Shareholder and the consummation by the Shareholder or the Shareholder's attorney-in-fact of the transactions contemplated hereby will not conflict with or result in a breach of any agreement to which the Shareholder is a party and which a conflict or breach thereof would have a material adverse effect upon the Shareholder or the Shareholder's properties or assets.

     5.3 Title. The Shareholder has valid and marketable title to the number of Shares set forth opposite such Shareholder's name on Exhibit "A," free and clear of any pledge, lien, security interest, or encumbrance other than pursuant to this Agreement. As of the date hereof there is, and at the Closing Date there will be, no lien, charge, mortgage, pledge, conditional sale agreement, or other encumbrance of any kind or nature recorded in the book of registry of shareholders of ESSI with respect to any of the Exchanged Shares owned by the Shareholder and the Exchanged Shares set forth in Exhibit "A" are duly registered in the name of the Shareholders as set forth in Exhibit "A."

     5.4 Restricted Stock. The Shareholder acknowledges that the Exchanged Shares being issued to the Shareholders hereunder will be issued by CHEROKEE without registration or qualification or other filings being made under the Act, or the securities or "blue sky" laws of any state, in reliance upon specific exemptions therefrom, and in furtherance thereof the Shareholder represents that he is acquiring and will hold the shares to be delivered hereunder for his own account, for investment only, and not for distribution within the meaning of the U.S. Federal securities laws. The Shareholder acknowledges that a legend, substantially in the following form, shall be placed upon the face of each certificate representing any of Cherokee Shares being delivered to the Shareholders hereunder:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ISSUED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), ARE RESTRICTED SECURITIES, AND NO OFFER, SALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR THE SECURITIES REPRESENTED HEREBY, OR OF ANY INTEREST HEREIN, MAY BE MADE WITHOUT SUCH REGISTRATION UNLESS, IN THE OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY, AN EXEMPTION FROM REGISTRATION UNDER THE ACT IS AVAILABLE.

     5.5 Access to Information. The Shareholder acknowledges the receipt of CHEROKEE's Annual Report on Form 10-KSB for the year ended December 31, 1997 and Quarterly Report on Form 10-QSB for the nine months ended September 30, 1998. The Shareholder further acknowledges that such Shareholder has had access to such information from ESSI as such Shareholder has deemed necessary to enable such Shareholder to make an informed decision with respect to the transactions contemplated hereby.

     5.6 Waiver of Claims. As a condition precedent to CHEROKEE's obligations hereunder, the Shareholder agrees to waive and compromise any and all claims against ESSI, CHEROKEE, and any of their affiliates (as that term is defined in the Federal securities laws) as of the Closing Date, including but not limited to claims relating to the issuance of the securities of ESSI.

                            ARTICLE VI
                         MISCELLANEOUS

     6.1  Taxes and Expenses.

          6.1.1 Except as otherwise expressly provided in 6.1.2 immediately below, each of ESSI and CHEROKEE shall pay all of their own respective taxes, attorneys' fees and other costs and expenses payable in connection with or as a result of the transactions contemplated hereby and the performance and compliance with all agreements and conditions contained in this Agreement respectively to be performed or observed by each of them.

          6.1.2 The Shareholders shall pay all income taxes, if any, which become due on account of the sale and transfer of the Exchanged Shares to CHEROKEE.

          6.1.3 The representations and warranties of ESSI, the Shareholders, and CHEROKEE contained herein and in any other document or instrument delivered by or on behalf of ESSI and/or the Shareholders or on behalf of CHEROKEE pursuant hereto, as such may be qualified in Exhibits "C," "D," or "G," respectively, shall survive the Closing and any investigations made by or on behalf of CHEROKEE made prior to the Closing, and shall remain in full force and effect for a period of two (2) full years from the date of the Closing the ("Warranty Period"), and thereupon expire.

          6.2 Other Documents. Each of the parties hereto shall execute and deliver such other and further documents and instruments, and take such other and further actions, as may be reasonably requested of them for the implementation and consummation of this Agreement and the transactions herein contemplated.

          6.3 Parties in Interest. This Agreement shall be binding upon and inure to the benefit of the parties hereto, the heirs, personal representatives, successors and assigns of CHEROKEE, the Shareholders, and ESSI, but shall not confer, expressly or by implication, any rights or remedies upon any other party.

          6.4 Governing Law. This Agreement is made and shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Nevada.

          6.5 Notices. Any notice or the delivery of any item to be delivered by a party hereto shall be delivered personally, by U.S. mail, return receipt requested, or by Federal Express, next-day delivery. Any personal delivery made shall be deemed to have been made upon the execution of a receipt for the item to be delivered by the party to whom delivery is made. Delivery by U.S. mail or Federal Express shall be deemed to have been made when delivered by Federal Express to the party to whom addressed. All such deliveries shall be made to the following addresses, or such other addresses as the parties may have instructed the others in accordance with the provisions of this Section:

If to CHEROKEE:                Cherokee Minerals and Oil, Inc.
                               8999 South Scofield Circle
                                   Sandy, Utah  84093

                                   Attention:  Chief Executive Officer

With a copy to:                    Leonard W. Burningham, Esq.
                                   455 East 5th South
                                   Salt Lake City, Utah  84111-3323

If to ESSI or the Shareholders:         Environmental Systems & Solutions,
Inc.
                                   12226 South 1000 East, Suite 10
                                   Draper, Utah  84020

                                   Attention:  Chief Executive Officer

With a copy to:                    Bruce H. Haglund, Esq.
                                   Gibson, Haglund & Johnson
                                       2 Park Plaza, Suite 450
                                      Irvine, California  92614

Any party hereto may change its address by written notice to the other party given in accordance with this Section 6.5.

     6.6 Entire Agreement. This Agreement and the exhibits attached hereto contains the entire agreement between the parties and supersede all prior agreements, understandings and writings between the parties with respect to the subject matter hereof and thereof. Each party hereto acknowledges that no representations, inducements, promises or agreements, oral or otherwise, have been made by any party, or anyone acting with authority on behalf of any party, which are not embodied herein or in an exhibit hereto, and that no other agreement, statement or promise may be relied upon or shall be valid or binding. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally. This Agreement may be amended or any term hereof may be changed, waived, discharged or terminated by an agreement in writing signed by CHEROKEE, ESSI, and the Shareholders.

     6.7 Severability. If any provision of this Agreement is determined to be invalid, illegal or unenforceable by any court, department, official, political subdivision, agency or other instrumentality of any government, whether state, local or Federal, the remaining provisions of this Agreement to the extent permitted by law shall remain in full force and effect. To the extent permitted by law, the parties hereto waive any provision of law that renders any provision hereof invalid or unenforceable in any respect.

          6.8 Headings. The captions and headings used herein are for convenience only and shall not be construed as a part of this Agreement.

          6.9 Attorneys' Fees. In the event of any litigation between CHEROKEE, ESSI, and the Shareholders, the prevailing party shall receive its reasonable expenses, including attorneys' fees, from the non-prevailing party in connection therewith.

          6.10 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which taken together shall constitute but one and the same document.

     IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the day and year first above written.

     IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the day and year first above written.

                                      CHEROKEE MINERALS AND OIL, INC.
                                      a Nevada corporation


                                      By:/s/Joe K. Johnson
                                      Chief Executive Officer


                                      By:/s/Melinda Johnson
                                      Secretary


                                      ENVIRONMENTAL SYSTEMS & SOLUTIONS, INC.
                                      a Nevada corporation


                                      By:/s/Culley W. Davis
                                     Chief Executive Officer


                                      By:/s/Bruce H. Haglund
                                      Secretary

SHAREHOLDERS:




(Signature of Shareholder)


(Printed Name of Shareholder)




(Signature of Shareholder)


(Printed Name of Shareholder)




(Signature of Shareholder)


(Printed Name of Shareholder)




(Signature of Shareholder)


(Printed Name of Shareholder)




(Signature of Shareholder)


(Printed Name of Shareholder)

                           EXHIBIT "A"

                    List of ESSI Shareholders

                                        # of ESSI # of Cherokee
                                          Shares      Shares
Ackel, Barry                              18,000       72,000
Acomb, Julie Marie & Daniel C. Lowrance      100          400
Acomb, Sterling                              150          600
Adamson, Rex L.                           18,000       72,000
Adorable, Reynardo                         9,000       36,000
Aguayo, Ben                                8,500       34,000
Aguayo, Isabel de-Key Bank F.B.O.         12,000       48,000
Alexander, James T. & Becky               18,000       72,000
Allen, Paul George                         3,240       12,960
Ames, Park                                90,000      360,000
Anderson, Chad                             9,000       36,000
Andrus Rick                                6,875       27,500
Andrus, Bradley                           15,750       63,000
Andrus, Brent                             29,000      116,000
Andrus, Millard                            3,000       12,000
Andrus, Randall Brock                      1,250        5,000
Ashton, John                              36,000      144,000
Aymond, Jimmy                            144,000      576,000
Baker, Ed                                  9,000       36,000
Barbari, Allen                             9,000       36,000
Barlow, Frankie                            2,250        9,000
Barton, Russell & Sue                     18,000       72,000
Barton, Sherry                               500        2,000
B.C.Warner Irrevocable Trust               5,000       20,000
Beal, Scott                                6,660       26,640
Beckstead, Brent & Jan                     2,250        9,000
Bellini, Mark                             18,000       72,000
Belsito, Alphonson                         9,000       36,000
Belt, Alfred                               1,000        4,000
Bennett, Brian D.                          2,500       10,000
Bennett, J. Brad                           2,500       10,000
Berkes, Stephen                           18,000       72,000
Berlin, Marvin                             5,410       21,640
Berna, Bonnie                             10,683       42,732
Berna, Russ                               10,683       42,732
Birmingham, Daniel                         9,000       36,000
Bisaillon, Mark                            3,000       12,000
Blaimres, James                           18,000       72,000
Blake, Jade                                3,000       12,000
Boggess, Lars L                            1,000        4,000
Bolinder,Bruce L.                          9,000       36,000
Bower Family Trust                        18,000       72,000
Boyke, Mark                                1,000        4,000
Boyke, Mark & Debra                       25,200      100,800
Brenchley, Richard &                       1,000        4,000
Breunig , Tom                              3,600       14,400
Brewer, Mark S.                            9,000       36,000
Brigham, Terry W.                         18,000       72,000
Bullen, Jonathan                          50,000      200,000
Burkhardt, Donna                           3,500       14,000
Burningham, Jerry                          2,000        8,000
Burningham, Rick                           2,000        8,000
Cannon, Garff - Richmark, LTD.            18,000       72,000
Cannon, Mark                              18,000       72,000
Cannon, Wilford W.                         2,340        9,360
Castle, David                              6,000       24,000
Castle, John                               2,000        8,000
Chang-Tung, Eric                           3,250       13,000
Chapman, Amber                               281        1,123
Chapman, Brianne                             281        1,123
Chase, Duane                              18,000       72,000
C.J. Prestman Co.                          5,000       20,000
Clonts, Jeff & Laurie                      9,000       36,000
Collins Family Trust (Carol)               2,500       10,000
Collins, Rachel                            3,333       13,332
Collinsworth, Leonard                      2,250        9,000
Cooper-Larsen, Desiree                    14,500       58,000
Corbin, Dean                              36,000      144,000
Corbin, Merlin                            18,000       72,000
Cosgrove, Michael                          9,000       36,000
Cozzens Excavating                         6,000       24,000
Cozzens, Blaine                            1,000        4,000
Cozzens, Don                               1,000        4,000
Cozzens, Hal                               8,125       32,500
Cozzens, Ken                               1,000        4,000
Cozzens, Marty                             1,000        4,000
Cozzens, Mitch                             1,000        4,000
Crocket, Dennis                           18,000       72,000
Cunningham, Nancy                          4,000       16,000
Curcie, Stephen                           27,000      108,000
Curtis, Cindey or Roger                    1,000        4,000
Davis, Culley W.                           1,750        7,000
Dance, David                               1,000        4,000
David, Mark                                9,000       36,000
Delavan, John & Cheryl                    36,000      144,000
Dill, Richard                              9,000       36,000
Dodson, Frank                              9,000       36,000
Duke, John                                 1,000        4,000
Egan, Dwight                               4,500       18,000
Elfstrom, Ronald                          17,000       68,000
Enslow, John                               5,500       22,000
Eyre, Candyce R.                           1,563        6,252
Eyre, Conner M.                              281        1,123
Eyre, Quinn Patrick                          281        1,123
Ezell, Steven                             18,000       72,000
Featherstone, Ed & Joann                  18,000       72,000
Ferguson, Marian                          18,000       72,000
Finniger, Walter                           4,500       18,000
Fletcher, Loyst Jr.                        5,000       20,000
Foster, Kenneth                            2,250        9,000
Freeze, JP                                 3,000       12,000
Gadd, Richard                              5,500       22,000
Gadd, Richard and Lori                     3,000       12,000
Gadd, Vance                                4,000       16,000
Gengler, Jan                              10,000       40,000
Goodrich, David                            2,250        9,000
Green, David                              81,000      324,000
Greene, Kim R.                             4,500       18,000
Greene, Kim/Sherry                         4,500       18,000
Grenier, Marc                             27,000      108,000
Grove, J.F.                                3,334       13,336
Grove, John                               72,000      288,000
Grove, Lisa                                3,333       13,332
Grygar, Jiri George                        1,000        4,000
Guernsey, Gerald L.                        1,000        4,000
H & A Investments                          3,750       15,000
Haaga, Bruce Family Trust                 10,000       40,000
Hadlock, Brian                             4,500       18,000
Hadlock, Jim                              13,500       54,000
Hadlock, Steve                            18,000       72,000
Hadlock, Steve & Becky                    36,000      144,000
Hadlock, Michael or Barbara                2,000        8,000
Hadlock, Mike                             18,000       72,000
Haglund, Bruce                            18,000       72,000
Hall, Lance                               18,000       72,000
Hamilton, J. Chad                         18,125       72,500
Hammersley, Georgia & Gary                24,500       98,000
Harman, John                              54,000      216,000
Harr, John                                10,500       42,000
Harris, Neal                               9,000       36,000
Harrison, Beverly J.                       1,000        4,000
Haws, David                                3,375       13,500
Haws, Eric                                 3,375       13,500
Haws, John                                 2,250        9,000
Heaton, Allan & Julie                      1,000        4,000
Heil, James                                2,500       10,000
Heilman, Gene                            127,000      508,000
Helfrich, Cliff                            3,250       13,000
Hewlett, John                             18,000       72,000
Hewlett, John - Pine Valley, LTD.         18,000       72,000
Hicken, Donald                             1,000        4,000
Hicken, Randy                             18,000       72,000
Hittner, Glen                             36,000      144,000
Hoban, Brian Keith                         9,000       36,000
Holt , Daniel                              9,000       36,000
Hook, Diane                                9,000       36,000
Howsden, F. Lester                         5,500       22,000
Hunsaker Bryan                             3,875       15,500
Hunsaker, Garrick                            625        2,500
Hunsaker, Jason                            1,875        7,500
Hunsaker, Weldon                          10,625       42,500
Hurt, Ivan                                 1,121        4,486
Jadeja, Alka                               9,000       36,000
James, Mark                                1,575        6,300
Jardine, Jared                               225          900
Jawitz, Jack                              13,500       54,000
JBAT LTD Partnership                       9,500       38,000
Jeidy, Amanda Sue                          1,000        4,000
Jensen, Richard                            1,125        4,500
Jensen, Verl                               3,000       12,000
Johnson, Joe                              18,000       72,000
Jungreis, Alexander                        5,500       22,000
Kallins, Marc                             18,000       72,000
Keller, Karen K.                          10,000       40,000
Klis, Robert & Allison                    18,000       72,000
Knight Family Trust                        6,000       24,000
Knight, Shane                              2,000        8,000
Knight, Travis                             7,500       30,000
Knox, Bruce                                1,250        5,000
Kujanpaa, Paul & Lorna                     9,000       36,000
Kujanpan, Paul                            19,000       76,000
Lavdas, Nicholas                           6,000       24,000
Landry, Paul                              36,000      144,000
Larsen, Nancy                             18,000       72,000
Leason,  J.K. & R. H.                      9,000       36,000
Ledoux, Donald                             5,000       20,000
Lieberman,Lawerence                       18,000       72,000
Lish, Harold                               5,625       22,500
Livingston, Terry                         22,500       90,000
Lloyd, Raymond                             2,500       10,000
Loftin, Mike                               4,500       18,000
Lowrance, Christy Elaine & Daniel C.         100          400
Lowrance, Daniel C.                        2,300        9,200
Lowrance, Joey Michael & Daniel C.           100          400
Lowrance, John Paul & Daniel C.              100          400
Lowrance, John W. & Daniel C.                100          400
Lowrance, Mark Daniel & Daniel C.            100          400
Lowrance, Wendy Anne & Daniel C.             100          400
Lunak, Mitchell                              250        1,000
Lunt, Wendell                              9,000       36,000
Lyon, Chris & Donna                        1,000        4,000
Mahnke, Mike                              18,000       72,000
Mansell, Jeffery                           9,000       36,000
Manuela, Ronald                            4,500       18,000
Maples Bradly                             19,000       76,000
Mark Ancel Corp.                           9,000       36,000
McCord, Gilbert                          118,840      475,360
McCord, Mathew                             2,000        8,000
McDermott, James - T-6G Limited          288,000    1,152,000
Mellor, Reed                              22,500       90,000
Miller Mark                                4,500       18,000
Milroy, Don                                5,000       20,000
Mortgage Alternatives Inc.                 3,000       12,000
Moss, William W.                          18,000       72,000
Munroe, Taylor                           612,000    2,448,000
Nadiminti, Yallappa                        9,000       36,000
Nelson, Diane                              5,000       20,000
Neyland, Dennis                           19,000       76,000
Nietz, Bradley R.                         18,000       72,000
Nowak, William                            27,000      108,000
Oliphant, Arden                              500        2,000
Olson, Carrie                             10,000       40,000
Onsager, Glenn                            36,000      144,000
Onsager, Janine L.                        18,000       72,000
Orton, Vince L.                            4,000       16,000
Ovadek, Michael                            4,500       18,000
Packard, Corinne                           5,760       23,040
Palamino, Celestino                        4,500       18,000
Palmer, Dean                             117,000      468,000
Patterson, Allen                           2,160        8,640
Patterson, Merlin                          2,160        8,640
Peck, Clay                                 2,250        9,000
Peck, Cole                                 2,250        9,000
Peck, David                                3,000       12,000
Peck, Tony                                 1,800        7,200
Peurifoy, J. Tom                          18,000       72,000
Pierpont, David                            1,125        4,500
Pinnacle Enterprises, Inc.             1,054,147    4,216,590
Porter Family Estate (Lance)               2,000        8,000
Price, Eric                                1,125        4,500
Pugh, Kazell                               4,500       18,000
Pyper, Todd or Ralph                       1,000        4,000
Quality Fire Protection                    1,000        4,000
Quayle, Doug                                 625        2,500
Raiff, Michael                             2,750       11,000
Rawson, Robert                             4,500       18,000
Ray, Monte C.                              5,000       20,000
Repass, Curtis                             2,500       10,000
Robinson, Ann Denece                       2,563       10,252
Robinson, Duane                            4,384       17,536
Rogers, Rainey                            19,920       79,680
Rollette, Nancy (Larsen)                   4,402       17,608
Rood, Susan                               18,000       72,000
Rose, Gilbert Lee                          9,000       36,000
Savage, Trent                              1,400        5,600
Savage, Ty                                 1,450        5,800
Scharmann, Mark                            2,500       10,000
Schermerham, Mark C.                       1,000        4,000
Schmidt, Max                              12,500       50,000
Selgas, Tom                               18,000       72,000
Seltzer, Bryan                             9,000       36,000
Shashidhara, Malery                        9,000       36,000
Shephard, Kevin L.                         1,000        4,000
Sidney, Stuart                            18,000       72,000
Silicone Plastics, Inc.                    2,500       10,000
Smith, Gary                               18,000       72,000
Smith, Mitch                               2,250        9,000
Smoot, Steve                               2,340        9,360
Sorenson, Joe & Kathleen                  18,000       72,000
Southwick, Jay                            36,000      144,000
Spoerl, Charlene                          18,000       72,000
Spoerl, Fred                              36,000      144,000
Stolk, Lawrence                            1,125        4,500
Stroebel, Mark                             1,500        6,000
Subbiondo, Robert                          9,000       36,000
Sullivan, Don                              7,000       28,000
Tanner Trust                               2,250        9,000
Taylor, Helen Marie                       50,000      200,000
Thayer, Kelly                              9,000       36,000
Thomas, Robert                             1,000        4,000
Thomas, Thomas                             9,000       36,000
Thorbahn, Dave                             7,200       28,800
Tillotson, Blake (Da Lebra Corp.)         36,000      144,000
Tillotson, Craig                          36,000      144,000
Tillotson, Josephine                       9,000       36,000
Truck Pro, LLC                            12,500       50,000
Turner, Robert                             1,000        4,000
Turner, Ronald M.                         21,000       84,000
Valgardson, Don                            2,000        8,000
Vanorden, Chad                             1,000        4,000
Viola, Vincent                             9,000       36,000
Vermeulen, Sinde                           9,000       36,000
Waldvogel, David                          90,000      360,000
Walter, Claud                              4,500       18,000
Warner, Bart                              12,500       50,000
Warner, Bart C. Irrevocable Trust          5,000       20,000
Warren, Richard/Ann                        2,500       10,000
Warren, Richard/Jerome                     2,000        8,000
Waters, Richard"                           4,500       18,000
Webber, Curtis S.                          1,000        4,000
Weisenberger, Guy                          1,250        5,000
Weisenberger, Mary Lou                     2,625       10,500
Weisenberger & Sons                        7,100       28,400
Welch, Barry                               2,000        8,000
Welch, Greg P.                             2,000        8,000
Welch, Robert P.                           1,500        6,000
Welch, Scott M.                            1,000        4,000
Welch, Scott P.                            2,000        8,000
Westenskow, Danny                            275        1,100
Whaley, Preston Dr.                       29,000      116,000
Whitehead, Cann W.                           150          600
Whiteherse, James                          5,000       20,000
Whitson, Leora                             1,000        4,000
Williams, Red & Ann                       18,000       72,000
Winterholler, John                         1,000        4,000
Woods, Lindsay                                75          300
Wright & Assoc.                            9,000       36,000
Wright Rex C.                              3,000       12,000
Yagoda, Marvin                             9,000       36,000
Yates, Cindy                              27,675      110,700
Yates, Dustin                              6,750       27,000
Yates, Jim                                21,250       85,000
Yates, Rod                                 4,500       18,000
Yates, Shane                              19,375       77,500
Young, Catherine                           5,000       20,000
Zarbock, Brad                              2,000        8,000
Zmyslo Limited Partnership                 5,000       20,000

TOTAL                                  5,520,000   22,080,000


                           EXHIBIT "B"
                         Letter of Intent

Incorporated herein by reference from the 8-K Current Report dated October 16, 1998. See Item 7.
                           EXHIBIT "C"
                   Schedule of ESSI Options and
                  Contingent Issuance of Shares
          SCHEDULE OF OPTIONS AND CONTINGENT ISSUANCE OF SHARES

      ENVIRONMENTAL SYSTEMS & SOLUTIONS, INC. STOCK OPTIONS GRANTED
   The following sets forth the number of existing stock options granted by ESSI and the number of options of CHEROKEE into which such ESSI options convert:

                         ESSI OPITONS          CHEROKEE OPTIONS
                    Number of  Exercise      Number of   Exercise
   Name              Options     Price        Options      Price
Mark S. Brewer     37,500 $  1.00               150,000 $  0.25
Culley W. Davis    25,000 $  1.00               100,000 $  0.25
Bruce H. Haglund   25,000 $  1.00               100,000 $  0.25
Ronald L. LaFord   25,000 $  1.00               100,000 $  0.25
James Hadlock      18,750 $  1.00                75,000 $  0.25
John W. Nagel       7,500 $  1.00                30,000 $  0.25
Paul A- Kujanpaa    7,500 $  1.00                30,000 $  0.25
Scott Stowers       5,000 $  1.00                20,000 $  0.25
Lorene B. Childs    5,000 $  1.00                20,000 $  0.25
Edward B. Paulson   3,750 $  1.00                15,000 $  0.25
Mark Gamblin        2,500 $  1.00                10,000 $  0.25
Stacey N. Holdaway  2,300 $  1.00                10,000 $  0.25
Jennifer D. Andrus  2,500 $  1.00                10,000 $  0,25
Tina M. Ellis       2,500 $  1.00                10,000 $  0.25
Benjamin Aguayo, Jr.1,875 $  1.00                 7,500 $  0.25
Naoya Nakamura      1,875 $  1.00                 7,500 $  0.25
Jeremy W. Rawle     1,250 $  1.00                 5,000 $  0.25
                  175,000                       700,000

ENVIRONMENTAL SYSTEMS & SOLUTIONS, INC. - AGREEMENTS TO ISSUE SHARES

     ESSI has agreed to issue 25,000 shares of ESSI to Hideyuki Nakamura in connection with the formation of Hydro-Maid Asia, Inc. as a Japanese corporation, which will be owned 50% by Nakamura and 50% by ESS1, to manufacture and market the Hydro-Maid product in Asia. Upon the completion of the Reorganization and the formation of Hydro-Maid Asia, Inc., Nakamura will be entitled to receive 100,000 shares of CHEROKEE.

     ESSI has agreed to issue 50,000 shares of ESSI to Donald Sullivan in connection with the acquisition by ESSI of Metric Tools & Dies, an Illinois corporation. Upon the completion of the reorganization and the acquisition of Metric Tools & Dies, Sullivan will be entitled to receive 200,000 shares of CHEROKEE, of which 120,000 shares will be subject to forfeiture if he terminates his employment with ESSI prior to December 31,1999, 80,000 shares will be subject to forfeiture if he terminates his employment with ESSI prior to December 31, 2000, and 40,000 shares will be subject to forfeiture if he terminates his employment with ESSI prior to December 31, 2001.

                           EXHIBIT "D"
                         ESSI Exceptions

                              NONE

                           EXHIBIT "E"
                           ESSI Patents

                           U.S. Patents
3700178,4082229,4399947,4405159, 4573642, 5404898, and 5520367

                      U.S. Patents Pending:
ESSI has filed four patent applications that are currently pending.

                        Trademark Filing:
                            Hydro-Maid

                           EXHIBIT "F"

                        ESSI Bank Accounts

Draper Bank & Trust Account No. 08-0081062499
(Signer: Culley W. Davis)

Key Bank Account No. 445010007372
(Signer: Culley W. Davis)

                           EXHIBIT "G"

                       Cherokee Exceptions

                                    NONE

                           EXHIBIT "H"

                  Cherokee Financial Statements

See the 10-QSB and 10-SB previously filed with the Securities and Exchange Commission and incorporated herein by reference. See Item 7.

                           EXHIBIT "I"

                      Cherokee Bank Accounts

                               NONE

                           EXHIBIT "J"

                    Form of Power of Attorney

                       POWER OF ATTORNEY

          THE UNDERSIGNED SHAREHOLDER (the "Shareholder") of ENVIRONMENTAL SYSTEMS & SOLUTIONS, INC. ("ESSI") does hereby:

              (i)  sells, assigns and transfers unto CHEROKEE MINERALS
    AND OIL, INC., a Nevada corporation ("CHEROKEE"), the number of shares of ESSI set forth opposite his name in Exhibit "A" (the "Shares") to that certain Agreement and Plan of Reorganization for the Acquisition of all of the Outstanding shares of Common Stock of Environmental Systems & Solutions, Inc. by Cherokee Minerals and Oil, Inc. dated November 12, 1998 (the "Agreement").

              (ii) irrevocably constitutes and appoints CULLEY W. DAVIS ("DAVIS") as attorney-in-fact to transfer the Shares on the books of ESSI to Cherokee as set forth in the Agreement, with full power of substitution in the premises;

              (iii) constitutes and appoints DAVIS as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place, and stead, in any and all capacities (until revoked in writing) to act on behalf of such Shareholder in connection with the Agreement and the exchange of the Shares for CHEROKEE shares; and

              (iv) grants unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises as fully to accomplish all intents and purposes of the Agreement as such Shareholder might or could do in person, hereby ratifying and confirming all that the attorney-in-fact, or his substitute, may lawfully do or cause to be done by virtue of this power of attorney.

         IN WITNESS WHEREOF, the undersigned has executed this power of
    Attorney this      day of November, 1998.




    (Signature of Shareholder)


    (Printed Name of Shareholder)